BYLAWS OF
QUESTAR IMAGING, INC.

ARTICLE I. MEETING

Section 1 Annual Meeting. The annual meeting of the shareholders of this Corporation shall be held on March 1, of each year or at such other time and place designated by the Board of Directors of the Corporation. Business transacted at the annual meeting shall include the election of Directors of the Corporation. If the designated day shall fall on a weekend or legal holiday, then the meeting shall be held on the first business day thereafter.

Section 2. Special Meetings. Special meetings of the Shareholders shall be held when directed by Chairman, President or Secretary of the Corporation, or when requested in writing by the holders of not less than all the shares entitled to vote at the meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, the President, a majority of Shareholders, the Board of Directors, or such other person as designated by any of the same.

Section 3. Place. Meetings of Shareholders shall be held at the principal place of business of the Corporation, the law office representing the Corporation or at such other place as may be designated by the Board of Directors.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, prepaid and addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation.

Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. However, if after the adjournment the Board of Directors fixes a new record date for the adjournment meeting, a notice of the adjourned meeting shall be given as provided in this Article to each Shareholder of record.

Section 6. Shareholder Quorum and Voting, A unanimous representation of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If quorum is present, the affirmative vote of all of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, unless otherwise provided by law.

Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders.

Section 8. Proxies. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his duly authorized attorney-in-fact. No proxy shall be valid eleven (11) months from the date thereof unless otherwise provided in the proxy.

Section 9. Action by Shareholders Without a Meeting. Any action required by law, these Bylaws, the Articles of Incorporation, or Stockholders Agreement of the Corporation to be taken at any annual or special meeting of Shareholders, or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, as is provided by law.

ARTICLE II. DIRECTORS

Section 1. Function. The Board of Directors shall exercise its power and authority to manage the business and affairs of the Corporation.

Section 2. Oualification. Directors need not be residents of this state and Shareholders of this Corporation.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of the Officers and Directors of the Corporation.

Section 4. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 5. Number. Amended by BOD 8-1-99
   Amended by BOD 2-6-03

Section 6. Election and Term. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of Shareholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting for Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for a term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 7. Vacancies. Amended by BOD 2-6-03

Section 8. Ouorum and Voting. Amended by BOD 2-6-03

Section 9. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members and executive committee and one or more other committees each of which, to the extent provided in such resolution shall have and may exercise all the authority of the Board of Directors, except as is provided by law.

Section 10. Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal office of the Corporation or at such other place as may be designated by the Board.

Section 1l Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice on March 1, of each year. Written notice of the time and place of special meetings of the Board of Directors shall be given to each Director by either personal delivery, telegram or cablegram at least three (3) days before the meeting or by notice mailed to the Director at least three (3) days before the meeting.

Notice of a meeting of the Board of Directors need not be given to any Director who signs a waiver of notice either before or after a meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objections to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

Meetings of the Board of Directors may be called by the Chairman of the Board, by the President, by the Secretary Treasurer of the Corporation or by any two Directors.

Members of the Board of Directors may participate in a meeting for such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 12. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors or a committee thereof:, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.

ARTICLE III. OFFICERS

Section 1 Officers. The officers of this Corporation may consist of a President, an Executive Vice President, a Vice President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents, as may be deemed necessary, may be elected or appointed by the Board of Directors from time to time. Any two or more offices may be held by the same person.

Section 2. Duties. The Stockholders/Officers of this Corporation shall have the following duties: The Chairman of the Board shall preside over all Board of Directors and Stockholders’ meetings.

The President shall be the Chief Executive Officer of the Corporation, shall have the general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors.

The Executive Vice President and Secretary shall assist with management and business affairs of the Corporation, and shall have custody of, and maintain, all of the Corporate records, shall record the minutes of all meetings of the Shareholders and Board of Directors, send all notices of all meetings and perform such other duties as may be prescribed by the Board of Directors.

Section 3. Removal of Officers. Subject to a Stockholder’s Agreement, an officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgement, the best interests of the Corporation will be served thereby.

Any vacancy in any office may be filled by the Board of Directors.

ARTICLE IV. STOCK CERTIFICATES

Section 1. Issuance. Every holder of shares in this Corporation shall be entitled to have a certificate representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this Corporation shall be signed by the President and Secretary and may be sealed with the seal of this Corporation or a facsimile thereof.

Section 3. Transfer of Stock. Subject to a Stockholders Agreement, the Corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney.

Section 4. Lost, Stolen or Destroyed Certificates. If the Shareholder shall claim to have lost or destroyed a certificate of shares issued upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or ether indenmity in such amount and with such sureties, if any, as the Board may reasonably require.

ARTICLE V. BOOKS AND RECORDS

Section 1. Books and Records. This Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders, Board of Directors and Committees of Directors.

This Corporation shall keep at its registered office or principal place of business, a record of its Shareholders, giving the names and addresses of all Shareholders and the number of shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Section 2. Shareholders’ Inspection Rights. Any person who shall have been a holder of record of shares, or of voting trust certificates therefor, at least six months immediately preceding his demand, or the holder of record of voting trust certificates for at least five percent (5%) of the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of accounts, minutes and records of Shareholders and to make extracts therefrom.

Section 3. Financial Information. Not later than two (2) months after the close of each fiscal year, this Corporation shall prepare, on an accrual basis, a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Corporation during its fiscal year.

Upon the request of any Shareholder or holder of voting trust certificates for shares of the Corporation, the Corporation shall mail to each Shareholder, or holder of voting trust certificates, a copy of the most recent such balance sheet and profit and loss statement.

This balance sheet and profit and loss statement shall be filed in the registered office of the Corporation in this state, shall be kept for at least five (5) years, and shall be subject to inspection during business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

ARTICLE VI. DWIDENDS

The Board of Directors of this Corporation may, from time to time, declare, and the Corporation may pay, dividends on its shares in cash, property or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent, subject to the provisions of Florida Statutes.

ARTICLE VII. CORPORATE SEAL

The Board of Directors shall provide a Corporate seal which shall be in circular form.

ARTICLE VIII. AMENDMENT

These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by a unanimous vote of the Board of Directors making such a resolution; and, thereafter, submitting the said altered, amended, repealed and new Bylaws to a specially called Shareholders’ meeting, at which meeting a majority of the Shareholders entitled to vote, represented in person or by proxy, shall have approved or disapproved.

The foregoing Bylaws were adopted by a unanimous vote of the Shareholders of Questar Imaging, Inc. at its principal Shareholders’ meeting held on May 22, 1995

/s/ Thomas R. Newkirk
Thomas R. Newkirk
Secretary

QUESTAR IMAGING, INC.

UNANIMOUS WRITTEN CONSENT IN LIEU OF
MEETING OF BOARD OF DIRECTORS

Dated as of August 1, 1999

The undersigned, being all of the duly elected and qualified members of the Board of Directors of Questar Imaging, Inc., a Florida corporation (the “Corporation”), pursuant to the provisions of the laws of the state of incorporation and the By-laws of the Corporation, do hereby consent that when they have signed this consent or an exact counterpart hereof, the resolution set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted at a formal meeting of the Board of Directors of the Corporation, duly called and held for the purpose of acting upon a proposal to adopt such resolution.

RESOLVED, that the following persons are hereby elected to the office(s) of the Corporation set forth opposite their respective names below, to serve in such office(s) at the pleasure of the Board of Directors of the Corporation until the earliest of: (i) the next annual meeting of the Board of Directors of the Corporation, or written consent in lieu thereof, as the case may be; (ii) such officers death; (iii) such officer’s resignation; or (iv) such officer’s removal from such office(s):

Name	Office

Mark L. Wagar	Chairman of the Board, President and Chief Executive Officer
Mark S. Martin	Senior Vice President and Chief Operating Officer
Sami S. Abbasi	Senior Vice President and Chief Financial Officer
Paul M. Jolas	Senior Vice President, General Counsel and Secretary
David W. Young	Treasurer and Controller

/s/ Paul M. Jolas	/s/ Mark L. Wagar
Paul M. Jolas	Mark L. Wagar

ACTION BY UNANIMOUS WRITTEN CONSENT
OF
THE BOARD OF DIRECTORS
OF
QUESTAR IMAGING, INC.

Under and in accordance with Florida corporation law and the bylaws of Questar Imaging, Inc., a Florida corporation (the “Company”), the undersigned sole member of the Board of Directors of the Company, waiving all notice, hereby executes this instrument, or a counterpart hereof, to evidence his consent to the actions set forth herein, and adoption of the following resolutions without a meeting:

ACCEPTANCE OF MARK L. WAGAR’S RESIGNATION

WHEREAS, Mark L. Wagar has requested that the Company’s Board of Directors accept his resignation as a director and officer of the Company and its subsidiaries effective February 6, 2003;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby accepts the resignation of Mark L. Wagar from his positions as a director and officer of the Company and its subsidiaries as requested; and

ACCEPTANCE OF MARK S. MARTIN’S RESIGNATION

WHEREAS, Mark S. Martin has requested that the Company’s Board of Directors accept his resignation as President and Chief Operating Officer of the Company and its subsidiaries effective February 6, 2003;

RESOLVED THEREFORE, that the Board of Directors hereby accepts the resignation of Mark S. Martin from his positions as President and Chief Operating Officer of the Company and its subsidiaries as requested; and

APPOINTMENT OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

WHEREAS, as a result of the resignations of Mr. Wagar and Mr. Martin, vacancies exist in the offices of the Company’s President and Chief Executive Officer;

RESOLVED THEREFORE, that Stephen D. Linehan be, and he hereby is, elected to the offices of President and Chief Executive Officer of the Company effective February 6, 2003, to serve in such offices at the pleasure of the Board of Directors and in accordance with the employment agreement between the Company and Mr. Linehan; and

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AMENDMENTS TO THE BYLAWS

RESOLVED, that Article II, Section 5 of the Bylaws of the Company is hereby amended to read in its entirety as follows:

Section 5. Number, This Corporation shall have such number of directors as the Board of Directors shall determine from time to time.

RESOLVED FURTHER, that Article II, Section 7 of the Bylaws of the Company is hereby amended to read in its entirety as follows:

Section 7. Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall serve for the remainder of the term of the vacated directorships being filled and until their successors are duly elected and shall qualify, unless sooner displaced. Until such time as any such vacancy is filled, the Board of Directors may transact business through a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

RESOLVED FURTHER, that Article II, Section 8 of the Bylaws of the Company is hereby amended to read in its entirety as follows:

Section 8. Quorum and Voting. A majority of the Directors shall constitute a quorum for the transaction of business. The act of voting by the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

APPOINTMENT OF DIRECTOR

WHEREAS, a vacancy exists on the Company’s Board of Directors as a result of Mr. Wagar’s resignation from his position as a director of the Company; and

WHEREAS, the Board of Directors desires to fill the vacancy by appointing Mr. Linehan to the Board of Directors.

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RESOLVED THEREFORE, that Stephen D. Linehan be, and he hereby is, appointed, effective February 6, 2003, to serve as a director of the Company until the next annual meeting of stockholders or until his successor is duly elected and qualified; and

GENERAL AUTHORIZATION

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized, directed and empowered, for and on behalf of the Company, to execute, deliver and perform any and all documents necessary, appropriate or advisable to effect the purposes of the foregoing resolutions and preambles.

EXECUTED as of the date set forth below.

DATE	SIGNATURE

/s/ Paul M. Jolas
February 6, 2003	Paul M. Jolas, Sole Director